Exhibit 99.3
AVERY DENNISON CORPORATION
PERFORMANCE UNIT AGREEMENT
THIS AGREEMENT, dated *, is made by and between Avery Dennison Corporation, a Delaware corporation (“Company”) and *, an employee of the Company or a Subsidiary (“Employee”).
WHEREAS, the Compensation and Executive Personnel Committee of the Company’s Board of Directors (“Committee”) or the Chief Executive Officer (“CEO”), as authorized by the Committee, has decided to grant an Award of performance units (“PUs”) provided for herein to Employee under the terms of the Employee Stock Option and Incentive Plan, as amended and restated (“Plan”);
NOW, THEREFORE, Company and Employee agree as follows:
ARTICLE 1 — DEFINITIONS
Terms not defined herein shall have the meaning given in the Plan, except as noted.
ARTICLE 2 — TERMS OF AWARD
2.1 PU Award
As of the date of this Agreement, the Company grants to Employee a PU Award representing a right to receive * shares of the Company’s Common Stock in the future, assuming that the Company’s results at the end of the performance period produce 100% of the target performance, subject to the terms and conditions set forth in this Agreement, the Notice of Grant of Award (“Notice”) and the Plan. Each PU Award represents one hypothetical share of Common Stock of the Company at 100% target performance. The PU Award shall be held on the books and records of the Company (or its designee) for the Employee’s PU account, but shall not represent an equity interest in the Company until such time as actual shares shall be issued to the Employee. The PU Award shall be earned, vested and paid as set forth in this Agreement.
2.2 Performance Period
(a) No portion of the PU Award may be sold, transferred, assigned, pledged or otherwise encumbered by the Employee until the PU Award is earned and the shares are issued. Employee must be employed by the Company from the date of this Agreement until the date that the PU Award is earned and vested, except as provided in Section 2.5. The “Performance Period” shall be [January 1, 2010 through December 31, 2012]. Except as provided in Sections 2.3 and 2.4, after the end of the Performance Period, the specific number of shares of Common Stock to be issued to the Employee under the PU Award shall be determined based on the Company’s results during the Performance Period compared against the performance goal (“Goal”) approved by the Committee (as modified by any adjustment items approved by the Committee). The Goal is referred to in the Notice.
(b) Except as provided in Sections 2.3 and 2.4, the PU Award will be earned and vested on the date of the Committee’s certification of results of the Goal after the end of the Performance Period.
(c) Subject to Sections 2.3 through 2.5 of this Agreement, if the Employee’s employment with the Company is terminated, the PU Award, which has not been earned by the time of the Employee’s Termination of Employment, shall be forfeited by the Employee.

2.3 Change of Control
In the event of a Change of Control prior to the determinations referred to in Section 2.2(a) having been made by the Committee, the PU Award granted to Employee pursuant to this Agreement will be earned and vested as of the date of such Change in Control at 100% target performance regardless of the Company’s actual performance.
2.4 Death; Disability
If Employee’s employment with the Company or its Subsidiaries terminates by reason of Employee’s death or Disability, the PU Award will be earned and vested as of the date of Termination of Employment based on a prorated time-based formula starting with the beginning of the Performance Period through the end of month in which there is a Termination of Employment divided by the total months in the original Performance Period multiplied by the number of shares in the PU Award assuming 100% target performance.
2.5 Retirement
PU awards, granted to employees whose employment with the Company is terminated as a result of Retirement, will be earned and vested after the end of the Performance Period based on the Company’s results as set forth in Section 2.2 (a) on a prorated time-based formula starting with the beginning of the Performance Period through the end of the month in which there is Termination of Employment divided by the total number of months in the Performance Period.
For the purpose of this Agreement, “Retirement” means that (i) the recipient of the PU Award is no longer employed by the Company, (ii) such recipient had been employed by the Company for a minimum of five years prior to such recipient’s termination of employment, and (iii) at the time of such recipient’s termination of employment, the sum of such recipient’s age and years of service with the Company is at least 65.
2.6 Adjustments in PU Award
In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares, or other similar restructuring, the Committee or the Company shall make an appropriate and equitable adjustment in the number and kind of shares represented by the PU Award granted hereunder. Such adjustment shall be made with the intent that after the change or exchange of shares, the Employee’s proportionate equity interest in the Company shall be maintained as it was before the occurrence of such event.
ARTICLE 3 — ISSUANCE OF COMMON STOCK
3.1 Conditions to Issuance of Common Stock
The shares of Common Stock deliverable for the PU Award, or any part thereof, may be either previously authorized but unissued shares or issued shares that have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. Issuance of shares of Common Stock is subject to the following conditions:
     (a) The receipt by the Company of full payment or withholding for all related taxes. The Employee shall be liable for any and all taxes, including withholding taxes, arising out of this PU Award or the vesting of the PU Award hereunder. The Company or the Employee may elect to satisfy such withholding tax obligation by having the Company retain PUs having a fair market value equal to the Company’s minimum withholding obligations;

     (b) Subject to Section 4.3 below, the Company shall issue via electronic transfer to the Employee’s brokerage account the number of shares of Common Stock represented by the number of vested PUs (less withholding taxes) as soon as practical following the vesting of same, but in no event later than two and one-half (2.5) months after the calendar year in which the PUs vests, except that in the case of Termination of Employment under Section 2.4 or 2.5 the PUs shall be paid on the later of (i) first day of the seventh (7th) calendar month beginning after the Employee’s Termination of Employment, or (ii) the date referenced in Section 2.2(b). Delivery of these shares of Common Stock shall satisfy the Company’s obligations under this Agreement; and
     (c) The Employee shall establish an equity account with a broker designated by the Company (currently                     ) so that the net shares from vested PUs (after withholding for applicable taxes) may be electronically transferred to the Employee’s account.
ARTICLE 4 — MISCELLANEOUS
4.1 Agreement Subject to Plan
The Agreement is subject to the terms of the Plan, and in the event of any conflict between this Agreement and the Plan, the Plan shall control. The Employee shall not have the rights of a shareholder with respect to this PU Award until shares are issued to the Employee.
4.2 Administration / Compensation Recovery
The Committee or the Company shall have the power to interpret the Plan and this Agreement and to adopt such procedures for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, modify or revoke any such procedures. Nothing in this Agreement or the Plan shall be construed to create or imply any contract or right of continued employment between the Employee and the Company (or any of its Subsidiaries).
In the case of fraud or other intentional misconduct on the part of the Employee that necessitates a restatement of the Company’s financial results, the Employee will be required to reimburse the Company for any Common Stock issued to the Employee under this Award in excess of the amount that would have been issued to the Employee based on the restated financial results.
4.3 Code Section 409A
The PU Awards granted hereunder are intended to comply in all respects with Section 409A of the Internal Revenue Code of 1986, as amended, (“Section 409A”) and this Agreement shall be interpreted accordingly. However, if at any time the Committee or the Company determines that the PUs may be subject to Section 409A, the Committee or the Company shall have the right, in its sole discretion, to amend this Agreement as it may determine is necessary or desirable for the PUs to satisfy the requirements of Section 409A.
4.4 Construction
This Agreement, the Notice and the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. Titles are provided in this Agreement for convenience only and shall not serve as a basis for interpretation or construction of this Agreement.
IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties.

Employee	Avery Dennison Corporation

*	By:

President and Chief Executive Officer
Address*:

*	Refer to attached Notice of Grant of Award